AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASGN Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4023433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4400 Cox Road, Suite 110
Glen Allen, Virginia 2360
(888) 482-8068
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)
First Amendment to the Second Amended and Restated ASGN Incorporated
2012 Employment Inducement Incentive Award Plan
(Full title of the plan(s))
ASGN Incorporated
Jennifer Hankes Painter
Senior Vice President, Chief Legal Officer and Secretary
26745 Malibu Hills Road
Calabasas, California 91301
(818) 878-7900
Copy to:
Steven B. Stokdyk, Esq.
Latham & Watkins LLP
10250 Constellation Blvd. Suite 1100
Los Angeles, California 90067
(424) 653-5500
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be Registered (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share to be issued under the 2012 Employment Inducement Incentive Award Plan, as amended and restated	150,000	$98.79	$14,818,500	$1,616.70

(1)	The First Amendment to the Second Amended and Restated ASGN Incorporated 2012 Employment Inducement Incentive Award Plan (the “Plan”), authorizes the issuance of a maximum of 150,000 shares of common stock, of which 150,000 shares are being registered hereunder and 1,335,861 shares have been registered previously.
(2)	In the event of a stock split, stock dividend or other transaction involving ASGN Incorporated’s common stock, the number of shares registered hereby shall automatically be increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and, pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Company’s common stock on June 7, 2021, which date is within five business days prior to the initial filing of this registration statement, as reported on the New York Stock Exchange.

REGISTRATION OF ADDITIONAL SECURITIES

ASGN Incorporated (the “Company”) filed with the Securities and Exchange Commission Registration Statements on Form S-8 (File Nos. 333-181426, 333-183863, 333-204776, 333-223952) on May 15, 2012, September 12, 2012, June 5, 2015 and March 27, 2018 relating to shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be offered and sold under the First Amendment to the Second Amended and Restated ASGN Incorporated 2012 Employment Inducement Incentive Award Plan (the “Plan”) and the contents of the Registration Statement on Form S-8 (File Nos. 333-181426, 333-183863, 333-204776, 333-223952) are incorporated by reference in this Registration Statement. The Company is hereby registering an additional 150,000 shares of Common Stock issuable under the Plan, none of which have been issued as of the date of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Footnote	Exhibit Description

4.1	(1)	Specimen Common Stock Certificate

4.2	(2)	Amended and Restated Certificate of Incorporation of On Assignment, Inc.

4.3	(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of On Assignment, Inc.

4.4	*	Fourth Amended and Restated Bylaws of ASGN Incorporated

5.1	*	Opinion of Latham & Watkins LLP

23.1	*	Consent of Deloitte & Touche LLP

23.2	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney (included in page S-1)

99.1	*	First Amendment to the Second Amended and Restated ASGN Incorporated ASGN Incorporated 2012 Employment Inducement Incentive Award Plan
________________________________

*	Filed herewith.
(1)	Incorporated by reference from an exhibit filed with Registrant’s Registration Statement on Form S-1 (File No. 03350646) declared effective by the SEC on September 21, 1992.
(2)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed with the SEC on June 25, 2014.
(3)	Incorporated by reference from an exhibit to our Current Report on Form 8-K filed with the SEC on March 16, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, State of Virginia, on this 8th day of June, 2021.

ASGN INCORPORATED

By:	/s/ Theodore S. Hanson
Theodore S. Hanson
President and Chief Executive Officer

POWER OF ATTORNEY
The undersigned directors and officers of ASGN Incorporated hereby constitute and appoint Theodore S. Hanson, James L. Brill and Jennifer Hankes Painter each with full power to act with full power of substitution and re-substitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any other registration statement relating to any offering made pursuant to this Registration Statement and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or case to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 8, 2021.

Signature	Title
/s/ Theodore S. Hanson	President and Chief Executive Officer and Director (Principal Executive Officer
Theodore S. Hanson
/s/ Edward L. Pierce	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Edward L. Pierce
/s/ Brian J. Callaghan	Director
Brian J. Callaghan
/s/ Joseph W. Dyer	Director
Joseph W. Dyer
/s/ Mark A. Frantz	Director
Mark A. Frantz
/s/ Jonathan S. Holman	Director
Jonathan S. Holman
/s/ Mariel A. Joliet	Director
Mariel A. Joliet
/s/ Jeremy M. Jones	Chairman
Jeremy M. Jones
/s/ Marty R. Kittrell	Director
Marty R. Kittrell
/s/ Carol Lindstrom	Director
Carol Lindstrom
/s/ Arshad Matin	Director
Arshad Matin
/s/ Edwin A. Sheridan, IV	Director
Edwin A. Sheridan, IV
S-1